EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the NASDAQ Global Select Market.  The prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
3/6/20121	Purchase	$18.9892	19200
3/7/20122	Purchase	$18.7852	10226
3/8/20123	Purchase	$19.4289	6218
3/9/20124	Purchase	$19.9997	8326
3/12/20125	Purchase	$19.9934	3640
3/13/20126	Purchase	$19.9955	8612
3/14/20127	Purchase	$19.9226	28286
3/15/20128	Purchase	$19.7469	19000
3/16/20129	Purchase	$19.7853	17931
3/20/201210	Purchase	$19.5994	19145
3/21/201211	Purchase	$19.5518	22400
3/22/201212	Purchase	$19.0648	14600
3/23/201213	Purchase	$18.9879	18983
3/26/201214	Purchase	$19.3992	22600
3/27/201215	Purchase	$19.5895	19361

1 This transaction was executed in multiple trades at prices ranging from $18.79 – 19.10.
2 This transaction was executed in multiple trades at prices ranging from $18.71 – 18.84.
3 This transaction was executed in multiple trades at prices ranging from $19.22 – 19.59.
4 This transaction was executed in multiple trades at prices ranging from $19.99 – 20.00.
5 This transaction was executed in multiple trades at prices ranging from $19.89 – 20.00.
6 This transaction was executed in multiple trades at prices ranging from $19.89 – 20.00.
7 This transaction was executed in multiple trades at prices ranging from $19.84 – 20.00.
8 This transaction was executed in multiple trades at prices ranging from $19.72 – 19.81.
9 This transaction was executed in multiple trades at prices ranging from $19.75 – 19.80.
10 This transaction was executed in multiple trades at prices ranging from $19.50 – 19.64.
11 This transaction was executed in multiple trades at prices ranging from $19.52 – 19.63.
12 This transaction was executed in multiple trades at prices ranging from $18.91 – 19.31.
13 This transaction was executed in multiple trades at prices ranging from $18.96 – 19.01.
14 This transaction was executed in multiple trades at prices ranging from $19.21 – 19.48.
15 This transaction was executed in multiple trades at prices ranging from $19.17 – 19.83.

3/28/201216	Purchase	$19.7261	20500
3/29/201217	Purchase	$19.5191	24040
3/30/201218	Purchase	$19.4867	19231
4/2/201219	Purchase	$19.4191	18934
4/3/201220	Purchase	$19.2530	12282
4/5/201221	Purchase	$18.3400	17000
4/9/201222	Purchase	$18.0249	24112
4/10/201223	Purchase	$17.6164	16800
4/11/201224	Purchase	$17.9191	9521
4/12/201225	Purchase	$18.2868	9172
4/13/201226	Purchase	$18.0334	10500
4/16/201227	Purchase	$18.2198	12500
4/17/201228	Purchase	$18.4534	19474
4/18/201229	Purchase	$18.0364	8071
4/19/201230	Purchase	$17.9374	9883
4/20/201231	Purchase	$17.6193	63500
4/23/201232	Purchase	$17.4377	11837
4/24/201233	Purchase	$17.8876	4322
4/25/201234	Purchase	$18.1738	17001
4/26/201235	Purchase	$18.1537	7712

16 This transaction was executed in multiple trades at prices ranging from $19.66 – 19.75.
17 This transaction was executed in multiple trades at prices ranging from $19.36 – 19.60.
18 This transaction was executed in multiple trades at prices ranging from $19.32 – 19.91.
19 This transaction was executed in multiple trades at prices ranging from $19.30 – 19.65.
20 This transaction was executed in multiple trades at prices ranging from $19.12 – 19.42.
21 This transaction was executed in multiple trades at prices ranging from $18.32 – 18.41.
22 This transaction was executed in multiple trades at prices ranging from $18.00 – 18.06.
23 This transaction was executed in multiple trades at prices ranging from $17.52 – 17.73.
24 This transaction was executed in multiple trades at prices ranging from $17.75 – 17.95.
25 This transaction was executed in multiple trades at prices ranging from $18.14 – 18.40.
26 This transaction was executed in multiple trades at prices ranging from $18.00 – 18.05.
27 This transaction was executed in multiple trades at prices ranging from $18.08 – 18.25.
28 This transaction was executed in multiple trades at prices ranging from $18.40 – 18.52.
29 This transaction was executed in multiple trades at prices ranging from $17.90 – 18.20.
30 This transaction was executed in multiple trades at prices ranging from $17.77 – 18.19.
31 This transaction was executed in multiple trades at prices ranging from $17.38 – 17.87.
32 This transaction was executed in multiple trades at prices ranging from $17.11 – 17.53.
33 This transaction was executed in multiple trades at prices ranging from $17.50 – 17.99.
34 This transaction was executed in multiple trades at prices ranging from $18.05 – 18.43.
35 This transaction was executed in multiple trades at prices ranging from $18.12 – 18.18.

4/27/201236	Purchase	$18.2566	16717
4/30/201237	Purchase	$18.4059	7989
5/1/201238	Purchase	$18.3392	13900
5/2/201239	Purchase	$15.7752	34500
5/2/201240	Purchase	$16.2526	21500

36 This transaction was executed in multiple trades at prices ranging from $18.11 – 18.39.
37 This transaction was executed in multiple trades at prices ranging from $18.14 – 18.48.
38 This transaction was executed in multiple trades at prices ranging from $17.93 – 18.55.
39 This transaction was executed in multiple trades at prices ranging from $15.10 – 16.01.
40 This transaction was executed in multiple trades at prices ranging from $16.16 – 16.35.